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                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT



All of the subsidiaries listed below are included in the consolidated financial statements.




                                           Percentage of         Organized
                                         Voting Securities       Under the
Incorporated                            Owned by Registrant       Laws of
-------------------------------------------------------------------------------
IRT - II Trust                                   100%         Massachusetts (1)
Instron Realty Trust                             100%         Massachusetts (1)
Instron Japan Company, Ltd.                      100%         Massachusetts (1)
Instron Asia, Ltd.                               100%         Massachusetts (1)
Instron Canada Inc.                              100%         Canada (1)
Instron Foreign Sales Corporation                100%         Jamaica (1)
Equipamentos Cientificos Instron, Ltda.          100%         Brazil (1)
Instron Limited                                  100%         United Kingdom (2)
Instron S.A.                                     100%         France (2)
Instron Proprietary, Ltd.                        100%         Australia (2)
Instron International, Ltd.                      100%         United Kingdom (2)
Severn Furnaces, Ltd.                            100%         United Kingdom (2)
Instron Singapore Pte Limited                    100%         Singapore (1)
Instron Holdings, Ltd.                           100%         United Kingdom (1)
Instron Wolpert GmbH                             100%         Germany (2)
Instron Korea Co. Ltd.                           100%         Korea (1)
Instron Schenck Testing Systems                  100%         Delaware (1)
Instron Schenck Testing Systems - GmbH           100%         Germany (3)

(1)     Subsidiaries of Instron Corporation (a Massachusetts corporation).

(2)     Subsidiaries of Instron Holdings Limited (United Kingdom).

(3)     Subsidiary of Instron GmbH




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